EXHIBIT 10.3

April 21, 2004



To the Board of Directors of Viper Motorcycle Company,

I hereby resign my position as Chairman, CEO and President of Viper Motorcycle Company. The terms of my resignation are as follows:

       a)     My shareholder lockup shall be amended to 175,000 shares.

       b) I shall continue to have family Health Insurance benefits paid through December 2005.

       c) I shall be paid the balance of all wages owed of $47,125 with $16,500 to be paid immediately; $4,125 paid on May 7, 2004, $4,125 paid on May 21, 2004, $4,125 paid on June 4, 2004, $4,125 paid on
              June 18, 2004,  $4,125 paid on July 2, 2004,  $10,000 paid on July
              16, 2004.

       d)     I shall be paid all expenses owned to me on May 4, 2004.


Sincerely,


/s/  John L. Fiebelkorn
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John L. Fiebelkorn
Chairman, CEO, and President
Viper Motorcycle Company